  EXHIBIT 10.2

GEE GROUP INC.

7751 Belfort Parkway, Suite 150 Jacksonville, FL 33256

May 15, 2019

CONFIDENTIAL

MGG Investment Group LP One Penn Plaza, Suite 5350 New York, New York 10119

Re: Letter Agreement Regarding Amendment No. 5

Ladies and Gentlemen:

Reference hereby is made to the Revolving Credit, Term Loan and Security Agreement, dated as of March 31, 2017 (as amended by the Fifth Amendment to Revolving Credit, Term Loan and Security Agreement, dated as of May 15, 2019, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among GEE Group Inc., an Illinois corporation (“Holdings”), certain of its Subsidiaries listed on the signature pages thereto (together with Holdings and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”), each Subsidiary of Holdings listed as a “Guarantor” on the signature pages thereto (together with each other Person joined thereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”, and together with the Borrowers, collectively, the “Loan Parties” and each a “Loan Party”), the lenders which now are or which hereafter become a party thereto that make Revolving Advances hereunder (together with their respective successors and assigns, collectively, the “Revolving Lenders” and each a “Revolving Lender”), the lenders which now are or which hereafter become a party thereto that made or acquire an interest in the Term Loans (together with their respective successors and assigns, collectively, the “Term Loan Lenders” and each a “Term Loan Lender”, and together with the Revolving Lenders, collectively, the “Lenders” and each a “Lender”), MGG Investment Group LP (“MGG”), as administrative agent for Lenders (together with its successors and assigns, in such capacity, the “Administrative Agent”), MGG, as collateral agent for the Lenders (together with its successors and assigns, in such capacity, the “Collateral Agent”), and MGG, as term loan agent for the Lenders (together with its successors and assigns, in such capacity, the “Term Loan Agent” and collectively with the Administrative Agent and the Collateral Agent, the “Agents”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement. This letter agreement is the “Specified Agreement” referred to in the Credit Agreement.

The Loan Parties and the Agents hereby agree that if the Revolving Commitments are not terminated and the Advances are not repaid in full in cash on or prior September 30, 2019, then on the following Business Day the Loan Parties shall hire an operating consultant reasonably acceptable to the Lenders (the “Operating Consultant”) upon terms of employment reasonably acceptable to the Lenders after consultations with Holdings (the “Specified Condition”). The Operating Consultant is to be engaged solely by the Loan Parties and all reasonable fees and expenses of the Operating Consultant shall be solely the responsibility of the Loan Parties, and in no event shall any Agent or any Lender have any liability or responsibility for the payment of such fees or expenses. All fees and expenses of the Operating Consultant shall be excluded from the determination of EBITDA of Holdings and its Subsidiaries for purposes of calculating any financial covenants under the Credit Agreement, and neither any Agent nor any Lender shall have any obligation or liability to the Loan Parties or the Operating Consultant or any other Person by reason of any acts or omissions of the Operating Consultant. Among other things, the Operating Consultant's duties will include providing periodic updates to the Lenders regarding the business activities of the Loan Parties and other updates of the Operating Consultant as requested by the Lenders from time to time, and the Loan Parties hereby authorize the Operating Consultant to provide such updates to the Lenders. The Operating Consultant shall act in an advisory capacity only and shall not make any operational decisions unless requested to do so by Holdings.

Holdings hereby acknowledges and agrees that this agreement constitutes an “Other Document” under the Credit Agreement. Accordingly, it shall be an immediate Event of Default under the Credit Agreement if (i) any representation or warranty made by Holdings under or in connection with this agreement shall have been incorrect in any respect when made or deemed made, or (ii) Holdings shall fail to perform or observe any term, covenant or agreement contained in this agreement.

This Agreement shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be performed in the State of New York, and may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart. This Agreement may not be amended or otherwise modified unless the same shall be in writing and signed by the parties hereto. If this Agreement becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury.

[signature pages follow]

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

Very truly yours,
GEE GROUP INC.

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

MGG INVESTMENT GROUP LP, as Administrative Agent and Collateral Agent By: MGG GP LLC, its general partner

By:
Name:
Title: